UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

October 22, 2025

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2025, New Era Energy & Digital, Inc. (the “Company”) entered into a secured promissory note (the “Note”) with Joel Solis, an individual shareholder of the Company, and Aventus Properties LLC.

Pursuant to the terms of the Note, the Company agreed to provide a loan in the principal amount of $4,000,000 (the “Loan”). The Loan bears interest on the outstanding principal amount at a rate per annum equal to the lesser of (i) eighteen percent (18%), compounded annually, or (ii) the Maximum Rate, where “Maximum Rate” means the maximum non-usurious rate of interest permitted under applicable law. The Note includes customary covenants and events of default provisions.

The Loan is secured by a deed of trust on certain real property located in Odessa, Texas and Pecos, Texas. The Deed of Trust will be recorded in the real property records of Ector County, Texas and Reeves County, Texas. The Loan will mature on December 6, 2025, unless earlier repaid in accordance with the Note.

The transaction was reviewed and approved by the Company’s Audit Committee and Board of Directors. The Company entered into a Release Agreement as part of the Loan transaction.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.1. The Deed of Trust is attached hereto as Exhibit 10.2. The Release Agreement is attached hereto as Exhibit 10.3.

.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on August 25, 2023, the Company entered into the Contract for Sale and Purchase of Liquid Helium dated August 25, 2023 (as amended, the “Liquid Helium Agreement”), with Air Life Gases USA Inc. (“AirLife”). Pursuant to the Liquid Helium Agreement, we had the obligation to sell AirLife 50% of the helium generated from the Pecos Slope Plant in the form of liquefied helium, less 2% tolling losses.

On October 22, 2025, AirLife provided us with notice of termination of the Liquid Helium Agreement, with such termination to be effective November 30, 2025, provided that the Commencement Date (as defined therein) has not occurred. As a result of the termination of the Liquid Helium Agreement, and in accordance with the terms of the Promissory Note dated October 25, 2023 issued by us to AirLife, the Company is obligated to pay AirLife a total of $2,382,255.55, representing the Adjusted Advance Amount of $382,255.55 and reimbursement of a $2,000,000 advance, within five (5) days of the date of such termination.

The foregoing description of the Liquid Helium Agreement is not complete and is qualified in its entirety by reference to the full text of the Liquid Helium Agreement, a copy of which was filed as Exhibit 10.17 and Exhibit 10.18 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description

10.1	Promissory Note dated October 23, 2025

10.2	Deed of Trust dated October 23, 2025

10.3	Release Agreement dated October 23, 2025

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2025

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer

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